UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 11, 2009
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     On December 11, 2009, RTI International Metals, Inc. (the “Company”), through its Board of Directors and executive management, determined to indefinitely idle its plans to construct a titanium sponge production facility. As a result, the Company determined that the assets of the facility that was under construction in Hamilton, Mississippi were impaired. The Company expects to record an asset impairment charge of approximately $65 to $75 million related to the idling during the Company’s fourth fiscal quarter ended December 31, 2009. Of that anticipated charge, the Company expects that future cash expenditures to cover equipment purchases in progress when the project was indefinitely idled could range from zero to $10 million.
     On December 14, 2009, the Company issued a press release announcing, among other items, the anticipated asset impairment charges the Company expects to record during its fourth quarter. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
     This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. The words “expect,” “anticipate” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. We caution you not to place undue reliance on any such forward-looking statements.
     We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release dated December 14, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: December 17, 2009	By:	/s/ William T. Hull
		Name:	William T. Hull
		Title:	Senior Vice President & Chief Financial Officer (principal financial officer)

Index to Exhibits
99.1	Press Release dated December 14, 2009